As filed with the Securities and Exchange Commission on March 9, 2006

                                                                                                                                                                   Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2164234
(State or other jurisdiction of
incorporation or organization)	(I.R.S. Employer Identification No.)

6273 Monarch Park Place

Niwot, Colorado 80503

(303) 468-4260

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Crocs, Inc. 2005 Equity Incentive Plan, as amended

Nonstatutory Stock Option Agreement between the Registrant and Raymond D. Croghan dated September 1, 2004

Nonstatutory Stock Option Agreement between the Registrant and Michael E. Marks dated September 1, 2004

Nonstatutory Stock Option Agreement between the Registrant and Mark A. Retzloff dated September 1, 2004

Nonstatutory Stock Option Agreement between the Registrant and Ronald R. Snyder dated September 1, 2004

Nonstatutory Stock Option Agreement between the Registrant and Brad L. Stoffer dated September 1, 2004

Nonstatutory Stock Option Agreement between the Registrant and George B. Boedecker, Jr.

dated January 4, 2005

Nonstatutory Stock Option Agreement between the Registrant and Lyndon V. Hanson, III dated January 4, 2005

Nonstatutory Stock Option Agreement between the Registrant and Erik Rebich dated January 4, 2005

Nonstatutory Stock Option Agreement between the Registrant and Scott Seamans dated January 4, 2005

Nonstatutory Stock Option Agreement between the Registrant and Andy Reddyhoff dated January 4, 2005

(Full title of the Plans)

Ronald R. Snyder

President and Chief Executive Officer

Crocs, Inc.

6273 Monarch Park Place

Niwot, Colorado 80503

(303) 468-4260

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities To Be registered	Offering To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
COMMON STOCK, PAR VALUE $0.001 PER SHARE, ISSUABLE PURSUANT TO:
Crocs, Inc. 2005 Equity Incentive Plan, as amended
Issuable Upon Exercise of Outstanding Options	2,832,576	$12.27 (3)	$34,755,708	$3,718.86
Reserved for Future Grants	3,521,381	$25.72 (4)	$90,569,919	$9,690.98
Nonstatutory Stock Option Agreement between the Registrant and Raymond D. Croghan dated September 1, 2004	116,810	$1.02	$119,146	$12.75
Nonstatutory Stock Option Agreement between the Registrant and Michael E. Marks dated September 1, 2004	116,810	$1.02	$119,146	$12.75
Nonstatutory Stock Option Agreement between the Registrant and Mark A. Retzloff dated September 1, 2004	116,810	$1.02	$119,146	$12.75
Nonstatutory Stock Option Agreement between the Registrant and Ronald R. Snyder dated September 1, 2004	467,240	$1.02	$476,585	$50.99
Nonstatutory Stock Option Agreement between the Registrant and Brad L. Stoffer dated September 1, 2004	116,810	$1.02	$119,146	$12.75
Nonstatutory Stock Option Agreement between the Registrant and George B. Boedecker, Jr. dated January 4, 2005	116,810	$1.70	$198,577	$21.25
Nonstatutory Stock Option Agreement between the Registrant and Lyndon V. Hanson, III dated January 4, 2005	58,405	$1.70	$99,289	$10.62
Nonstatutory Stock Option Agreement between the Registrant and Erik Rebich dated January 4, 2005	58,405	$1.70	$99,289	$10.62
Nonstatutory Stock Option Agreement between the Registrant and Scott Seamans dated January 4, 2005	58,405	$1.70	$99,289	$10.62
Nonstatutory Stock Option Agreement between the Registrant and Andy Reddyhoff dated January 4, 2005	58,405	$1.70	$99,289	$10.62

(1)          This Registration Statement will also cover any additional shares of Common Stock that become issuable under the Crocs, Inc. 2005 Equity Incentive Plan or issuable under the Nonstatutory Stock Options Agreements by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)          Estimated solely for the purpose of calculating the registration fee.

(3)          Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the plan.

(4)          Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933.  Such computation is based on the average of the high and low prices as reported on the Nasdaq National Market on March 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

                                Crocs, Inc. (the “Registrant”) incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

                                (1)           The final prospectus relating to our initial public offering filed with the Commission on February 8, 2006 in connection with in the Registrant’s Registration Statement on Form S-1 (No. 333-127526), pursuant  to Rule 424(b)(4) of the Securities Act of 1933, as amended;

                                (2)           The description of the Common Stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A (No. 000-51754) filed with the Commission on January 24, 2006 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the same may be amended from time to time; and

                                (3)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the prospectus pursuant to Rule 424(b) referred to in (1) above.

                                In addition, all other reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

                                Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary

Crocs, Inc.

6273 Monarch Park Place

Niwot, Colorado 80503

(303) 468-4260

Item 4.                   Description of Securities.

                                Not applicable.

Item 5.                   Interests of Named Experts and Counsel.

                                Not applicable.

Item 6.                   Indemnification of Directors and Officers.

                Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of us may and, in some cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant’s bylaws require it to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

The Underwriting Agreement filed as Exhibit 1.1 to our Registration Statement on Form S-1 (No. 333-127526), provides for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act of 1933, or otherwise.

Item 7.  Exemption from Registration Claimed.

                                Not applicable.

Item 8.  Exhibits.

                                The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant.
4.2	Amended and Restated Bylaws of the Registrant.
4.3*	Specimen of common stock certificate.
5.1	Opinion of Faegre & Benson, LLP, counsel to Crocs, Inc., as to legality of securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Samson Belair Deloitte & Touche s.e.n.c.r.l.
23.3	Consent of Faegre & Benson, LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included with signatures to this Registration Statement).

99.1*	Crocs, Inc. 2005 Equity Incentive Plan (the “2005 Plan”).
99.2*	Amendment No. 1 to the 2005 Plan.
99.3*	Form of Notice of Grant of Stock Option under the 2005 Plan.
99.4*	Form of Notice of Grant of Stock Option for Non-Exempt Employees under the 2005 Plan.
99.5*	Form of Stock Purchase Agreement under the 2005 Plan.
99.6*	Form of Stock Option Agreement under the 2005 Plan.
99.7*	Form of Restricted Stock Award Grant Notice under the 2005 Plan.
99.8*	Form of Restricted Stock Award Agreement under the 2005 Plan.
99.9	Nonstatutory Stock Option Agreement between the Registrant and Raymond D. Croghan dated September 1, 2004.
99.10	Nonstatutory Stock Option Agreement between the Registrant and Michael E. Marks dated September 1, 2004.
99.11	Nonstatutory Stock Option Agreement between the Registrant and Mark A. Retzloff dated September 1, 2004.
99.12	Nonstatutory Stock Option Agreement between the Registrant and Ronald R. Snyder dated September 1, 2004.
99.13	Nonstatutory Stock Option Agreement between the Registrant and Brad L. Stoffer dated September 1, 2004.
99.14	Nonstatutory Stock Option Agreement between the Registrant and George B. Boedecker, Jr. dated January 4, 2005.
99.15	Nonstatutory Stock Option Agreement between the Registrant and Lyndon V. Hanson, III dated January 4, 2005.
99.16	Nonstatutory Stock Option Agreement between the Registrant and Erik Rebich dated January 4, 2005.
99.17	Nonstatutory Stock Option Agreement between the Registrant and Scott Seamans dated January 4, 2005.
99.18	Nonstatutory Stock Option Agreement between the Registrant and Andy Reddyhoff dated January 4, 2005.

* Incorporated by reference to Registration Statement on Form S-1 filed by the Registrant, File No. 333-127526, as declared effective by the Commission on February 7, 2006.

Item 9.                   Undertakings.

(a)           The Registrant hereby undertakes:

               (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Niwot, Colorado, on March 9, 2006.

CROCS, INC.
By	/s/ Ronald R. Snyder
Ronald R. Snyder President and Chief Executive Officer and Director

POWER OF ATTORNEY

                We, the undersigned officers and directors of Crocs, Inc., hereby severally constitute Ronald R. Snyder and Caryn D. Ellison, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Crocs, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

                Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below on March 9, 2006 by the following persons on behalf of the Registrant in the capacities indicated:

Signature	Title

/s/ Ronald R. Snyder	President and Chief Executive Officer and Director
Ronald R. Snyder Principal Executive Officer

/s/ Caryn D. Ellison	Vice President-Finance and Chief Financial Officer
Caryn D. Ellison Principal Financial and Accounting Officer

Director
George B. Boedecker, Jr.

/s/ Raymond D. Croghan	Director
Raymond D. Croghan

/s/ Michael E. Marks	Director
Michael E. Marks

/s/ Mark A. Retzloff	Director
Mark A. Retzloff

/s/ Richard L. Sharp	Chairman of the Board of Directors
Richard L. Sharp

/s/ Thomas J. Smach	Director
Thomas J. Smach

/s/ Brad L. Stoffer	Director
Brad L. Stoffer

Index of Exhibits

Exhibits (including those incorporated by reference):

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant.
4.2	Amended and Restated Bylaws of the Registrant.
4.3*	Specimen of common stock certificate.
5.1	Opinion of Faegre & Benson, LLP, counsel to Crocs, Inc., as to legality of securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Samson Belair Deloitte & Touche s.e.n.c.r.l.
23.3	Consent of Faegre & Benson, LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included with signatures to this Registration Statement).
99.1*	Crocs, Inc. 2005 Equity Incentive Plan (the “2005 Plan”).
99.2*	Amendment No. 1 to the 2005 Plan.
99.3*	Form of Notice of Grant of Stock Option under the 2005 Plan.
99.4*	Form of Notice of Grant of Stock Option for Non-Exempt Employees under the 2005 Plan.
99.5*	Form of Stock Purchase Agreement under the 2005 Plan.
99.6*	Form of Stock Option Agreement under the 2005 Plan.
99.7*	Form of Restricted Stock Award Grant Notice under the 2005 Plan.
99.8*	Form of Restricted Stock Award Agreement under the 2005 Plan.
99.9	Nonstatutory Stock Option Agreement between the Registrant and Raymond D. Croghan dated September 1, 2004.
99.10	Nonstatutory Stock Option Agreement between the Registrant and Michael E. Marks dated September 1, 2004.
99.11	Nonstatutory Stock Option Agreement between the Registrant and Mark A. Retzloff dated September 1, 2004.
99.12	Nonstatutory Stock Option Agreement between the Registrant and Ronald R. Snyder dated September 1, 2004.
99.13	Nonstatutory Stock Option Agreement between the Registrant and Brad L. Stoffer dated September 1, 2004.
99.14	Nonstatutory Stock Option Agreement between the Registrant and George B. Boedecker, Jr. dated January 4, 2005.
99.15	Nonstatutory Stock Option Agreement between the Registrant and Lyndon V. Hanson, III dated January 4, 2005.

99.16	Nonstatutory Stock Option Agreement between the Registrant and Erik Rebich dated January 4, 2005.
99.17	Nonstatutory Stock Option Agreement between the Registrant and Scott Seamans dated January 4, 2005.
99.18	Nonstatutory Stock Option Agreement between the Registrant and Andy Reddyhoff dated January 4, 2005.

* Incorporated by reference to Registration Statement on Form S-1 filed by Crocs, Inc., File No. 333-127526, as declared effective by the Securities and Exchange Commission on February 7, 2006.